UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2014

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2014, the Board of Directors (the "Board") of Biolase, Inc. (the "Company") appointed Jeffrey M. Nugent as President and permanent Chief Executive Officer of the Company. Mr. Nugent has served as Acting Chief Executive Officer since June 16, 2014. Mr. Nugent's compensation arrangement, as previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2014, remains unchanged. Effective August 27, 2014, Alexander K. Arrow resigned as President and Chief Operating Officer of the Company and was named Chief Medical Officer of the Company.

Item 7.01 Regulation FD Disclosure.

On September 2, 2014, the Company issued press releases announcing the appointment of Mr. Jeffrey M. Nugent as President and permanent Chief Executive Officer, and the appointment of Dr. Alexander K. Arrow as Chief Medical Officer, copies of which are attached as Exhibits 99.1 and 99.2 respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

September 2, 2014	By:	/s/ Frederick D. Furry

Name: Frederick D. Furry
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Biolase, Inc., dated August 2, 2014.
99.2	Press Release of Biolase, Inc., dated August 2, 2014.